As filed with the Securities and Exchange Commission on August 29, 2003

Registration No. 333- 61748

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NCO Group, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2858652
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

507 Prudential Road
Horsham, Pennsylvania 19044
(215) 441-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Barrist
Chairman of the Board, President and
Chief Executive Officer
NCO Group, Inc.
507 Prudential Road
Horsham, Pennsylvania 19044
(215) 441-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Francis E. Dehel, Esquire
Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103
215-569-5500

     THE REGISTRANT HEREBY REQUESTS THAT THIS POST-EFFECTIVE AMENDMENT NO. 1 BECOME EFFECTIVE AS SOON AS PRACTICABLE PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933.

     This Post-Effective Amendment No. 1 to Registration Statement No. 333-61748 is being filed by NCO Group, Inc. to remove from registration under the Securities Act of 1933, as amended, (i) $14,624,000 of the $125,000,000 principal amount of 4.75% Convertible Subordinated Notes due April 15, 2006 (the “Notes”) and (ii) all of the 3,797,084 shares of common stock registered hereunder. To NCO’s knowledge, as of the date of the filing of this Post-Effective Amendment No. 1 to Registration Statement No. 333-61748, (i) $110,376,000 principal amount of the Notes registered hereunder have been sold and $14,624,000 principal amount of the Notes remain unsold and (ii) none of the shares of common stock registered hereunder have been sold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on the date indicated.

NCO Group, Inc.

Date: August 29, 2003	*
Michael J. Barrist
Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman of the Board,	August 29, 2003
Michael J. Barrist	President and Chief Executive Officer (principal executive officer)

*	Executive Vice President.	August 29, 2003
Steven L. Winokur	Finance, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

*	Director	August 29, 2003
William C. Dunkelberg

*	Director	August 29, 2003
Charles C. Piola, Jr.

*	Director	August 29, 2003
Leo J. Pound

*	Director	August 29, 2003
Eric S. Siegel

*	Director	August 29, 2003
Allen F. Wise

* By /s/ Michael J. Barrist		August 29, 2003
Michael J. Barrist Attorney-in-Fact